Exhibit 10.4

PRIVATE PLACEMENT

WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of October 14, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between PepperLime Health Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and PepperOne LLC, a Cayman Islands limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share, par value $0.0001 per share (a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”), File Number 333-259861 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser has agreed to purchase an aggregate of 7,500,000 warrants (or up to 8,175,000 warrants if the underwriters’ over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each whole Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.              Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.           Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.            Purchase and Sale of the Private Placement Warrants.

(i)            On the date of the closing of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 7,500,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,500,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price (a) by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions or (b) through the forgiveness of certain loan obligations payable to Purchaser pursuant to the promissory note dated June 30, 2021 between the Company and the Purchaser (the “Promissory Note”), which Purchaser acknowledges, upon receipt of the Private Placement Warrants shall fully satisfy the Company’s obligation under the Promissory Note. On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company shall either, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

(ii)           On the date of the closing of the underwriters’ over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date”, and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 675,000 additional Private Placement Warrants, in the same proportion as the amount of the underwriters’ over-allotment option that is exercised, at a price of $1.00 per warrant for an aggregate purchase price of up to $$675,000 (if the underwriters’ over-allotment option in connection with the Public Offering is exercised in full) (the “Overallotment Purchase Price”). The Purchaser shall pay the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, upon the payment by the Purchaser of the Overallotment Purchase Price, the Company shall either, at its option, deliver a certificate evidencing the Private Placement Warrants duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C.            Terms of the Private Placement Warrants.

(i)            Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Private Warrant Agreement”).

(ii)           At or prior to the time of the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2.              Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A.           Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Private Warrant Agreement.

B.            Authorization; No Breach.

(i)            The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Private Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)           The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfilment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.            Title to Securities. Upon issuance in accordance with, and payment pursuant to, and registration in the register of members of the Company, the terms hereof and the Private Warrant Agreement, the Private Placement Warrants will be duly and validly issued and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Private Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.            Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.              Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.            Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.            Authorization; No Breach.

(i)            This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)            The execution and delivery by the Purchaser of this Agreement and the fulfilment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.            Investment Representations.

(i)            The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)          The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)          The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v)           The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)         The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a Business Combination and may not be available for resale transactions of Securities after a Business Combination.

(viii)        The Purchaser has such knowledge and experience in financial and business matters, understands the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix)          The Purchaser understands that the Private Warrants shall bear the legend substantially in the form set forth in the Private Warrant Agreement.

Section 4.              Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfilment, on or before each Closing Date, of each of the following conditions:

A.           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.            Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.            Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Private Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.            No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Private Warrant Agreement.

E.            Private Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Private Warrant Agreement and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

Section 5.              Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfilment, on or before each Closing Date, of each of the following conditions:

A.           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.            Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C.            No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Private Warrant Agreement.

D.            Private Warrant Agreement. The Company shall have entered into the Private Warrant Agreement on terms satisfactory to the Company.

Section 6.              Termination. This Agreement may be terminated at any time after

December 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.              Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.              Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.              Miscellaneous.

A.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its partners or members).

B.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.            Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D.           Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.            Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
PEPPERLIME HEALTH ACQUISITION
CORPORATION

By:	/s/ Ramzi Haidamus
Name: Ramzi Haidamus
Title: Chief Executive Officer

PEPPERONE LLC

By:	/s/ Ramzi Haidamus
Name: Ramzi Haidamus
Title: Manager

[Signature Page to Private Placement Warrants Purchase Agreement]